Exhibit 99.1

CONTACT:	First Potomac Realty Trust
Barry H. Bass	7600 Wisconsin Avenue
Chief Financial Officer	11th Floor
(301) 986-9200	Bethesda, MD 20814

bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2010 RESULTS
BETHESDA, MD (April 29, 2010) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office parks, business parks and industrial properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2010.
Highlights:
•	Core Funds From Operations (which exclude impairment charges, contingent consideration charges and acquisitions costs) of $9.3 million, or $0.30 per diluted share, and Funds From Operations (“FFO”) of $8.0 million, or $0.26 per diluted share.

•	Issued 6.3 million common shares, generating net proceeds totaling $87.1 million, net of issuance costs.

•	Fully leased Ashburn Center, which was 45% leased when acquired on December 31, 2009.

•	Executed 764,000 square feet of leases, which include 435,000 square feet of new leases.

•	Sold a Baltimore area property for net proceeds totaling $7.5 million on April 23, 2010.

•	Acquired an eight-story, 174,000 square foot office building in Fairfax County, Virginia for $13.6 million on April 28, 2010.
“We delivered strong leasing results during the first quarter, fully leasing our newly acquired Ashburn, Virginia, asset and generating positive net absorption. These results were driven by the quality and location of our assets combined with increasing leasing demand,” stated Douglas J. Donatelli, chairman and chief executive officer of First Potomac Realty Trust. “Leasing remains a top priority, and with our occupancy at 84% we have a meaningful runway for internal growth. We are also focused on expanding our footprint of high-quality office and business parks in the greater Washington region. After successfully raising $90 million in equity capital earlier in the year, we are well positioned to take advantage of market opportunities, as illustrated by our recent acquisition of Three Flint Hill in northern Virginia. As a well capitalized, locally based landlord with a deep knowledge of the market and its participants, we are able to source and quickly close on attractive deals. We intend to continue our disciplined investment strategy to create value for our shareholders over the long term.”
The Company’s Core FFO for the first quarter of 2010, was $9.3 million, or $0.30 per diluted share, compared with $10.5 million, or $0.38 per diluted share, during the first quarter of 2009. In the first quarter of 2010, the Company incurred $0.7 million of additional snow and ice removal costs, net of recoveries, as well as an additional $0.5 million of interest expense due to higher interest rates associated with the Company’s new unsecured revolving credit facility compared with the first quarter of 2009.
The Company’s FFO for the first quarter of 2010 was $8.0 million, or $0.26 per diluted share, which includes impairment charges related to the April 2010 sale of Deer Park, which is located in the Company’s Baltimore submarket, and contingent consideration charges related to Ashburn Center, totaling $1.3 million, compared with FFO of $14.8 million, or $0.53 per diluted share, during the first quarter of 2009, which included a $4.3 million gain on the retirement of debt. The Company incurred a net loss attributable to common shareholders of $2.2 million, or $0.08 per diluted share, during the first quarter of 2010, which was adversely affected by the aforementioned snow and ice removal costs, impairment charge and contingent consideration charge, compared with net income attributable to common shareholders of $5.0 million, or $0.18 per diluted share, during the first quarter of 2009.
The Company’s consolidated portfolio was 86.3% leased and 84.2% occupied at March 31, 2010. A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2010 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.
Property Operations
During the first quarter of 2010, the Company executed 764,000 square feet of leases, which consisted of 435,000 square feet of new leases and 329,000 square feet of renewal leases. Significant new leases included 93,000 square feet at Ammendale Business Park, which is located in the Company’s Maryland region, 106,000 square feet at Ashburn Center, which is located in the Company’s Northern Virginia region, and 132,000 square feet at Diamond Hill Distribution Center, which is located in the Company’s Southern Virginia region. Rent from the majority of these leases is expected to commence by the end of the second quarter of 2010. The 329,000 square feet of renewal leases in the quarter reflects an 89% retention rate.
Same-property net operating income (“Same-Property NOI”) decreased, on an accrual basis, $0.7 million, or 3.3%, for the three months ended March 31, 2010. The Company’s Same-Property NOI was adversely affected by a year-over-year increase in snow and ice removal costs, net of recoveries, of $0.6 million for the three months ended March 31, 2010. Same-Property NOI increased 0.7% for the Company’s Northern Virginia region as an increase in rental rates more than off-set the increase in snow and ice removal costs. Same-Property NOI decreased 8.5% for the Maryland region and 2.0% for the Southern Virginia region for the three months ended March 31, 2010. The decline in Same-Property NOI for the Maryland and Southern Virginia regions was primarily due to an increase in snow and ice removal costs; however, the Maryland region was further affected by an increase in vacancy.
Liquidity and Financing Activity
On March 22, 2010, the Company issued 6.3 million common shares at a price of $14.50 per share, which generated net proceeds of approximately $87.1 million, net of issuance costs. The Company used the majority of the proceeds to pay down a portion of the outstanding balance on its unsecured revolving credit facility and the remainder for other general corporate purposes.
Balance Sheet
The Company had $551.0 million of debt outstanding at March 31, 2010. Of the total debt outstanding, $414.0 million was fixed-rate debt with a weighted average effective interest rate of 5.8% and a weighted average maturity of 3.5 years. At March 31, 2010, the Company’s variable interest rate debt consisted of borrowings of $77.0 million on its unsecured revolving credit facility and $60.0 million on two secured term loans. The Company has hedged $85.0 million of its variable-rate debt through two fixed-rate interest rate swap agreements, which expire in August 2010. The Company’s variable rate debt had a weighted average effective interest rate of 5.0% and a weighted average maturity of 3.0 years. The Company’s interest coverage ratio was 2.0 times for the quarter ended March 31, 2010.
As of March 31, 2010, approximately $24 million, or 4.7%, of the Company’s debt was scheduled to mature prior to January 1, 2011, excluding a $20 million secured term loan that matures in August 2010 with a one-year extension that is exercisable at the Company’s option.
Property Transactions
The Company recorded additional contingent consideration of $0.7 million in the first quarter of 2010 associated with the acquisition of Ashburn Center. The contingent consideration relates to a fee agreement entered into with the seller under which the Company is obligated to pay additional consideration upon the property achieving stabilization subject to specified terms of the agreement. The increase in contingent consideration reflects the anticipated increase in the fee as a result of the property becoming 100% leased.

On April 23, 2010, the Company sold its Deer Park property, a 171,000 square foot business park property in Randallstown, Maryland, for net proceeds of $7.5 million. The property was acquired as part of a portfolio acquisition in 2004 and was located in a non-core submarket of Baltimore, Maryland. Based on the contractual sale price, the Company recorded a $2.5 million impairment charge related to the sale during the fourth quarter of 2009 and an additional impairment charge totaling $0.6 million during the first quarter of 2010. As of March 31, 2010, the operating results and all costs related to the disposition of the Deer Park property are reflected as discontinued operations on the Company’s Consolidated Statements of Operations.
On April 28, 2010, the Company acquired Three Flint Hill, an eight-story, 174,000 square foot office building in Fairfax County, Virginia, for $13.6 million. The property was vacant at acquisition. The acquisition was financed with a $3 million draw on the Company’s unsecured revolving credit facility and available cash. The Company plans to spend an additional $5 million, approximately $30 per square foot, to fully renovate the building and to prepare it for re-tenanting.
Dividends
On April 27, 2010, the Company declared a dividend of $0.20 per common share, equating to an annualized dividend of $0.80 per share. The dividend will be paid on May 14, 2010, to common shareholders of record as of May 7, 2010.

Earnings and Core FFO Guidance
The Company updated its Core FFO guidance for full-year 2010 to $1.13 to $1.22 per diluted share to reflect the impact of the Company’s first quarter common share offering and additional contributions from its Ashburn Center property. Following is a summary of the analysis and assumptions that the Company used in arriving at its updated guidance (unaudited, amounts in thousands except per share amounts):

	2010
	Low	High
Portfolio NOI	$88,000	$91,000
Other Income	250	500
Interest Expense	$(33,950)	$(33,450)
G&A	(14,500)	(14,800)
FFO from unconsolidated joint ventures (1)	500	600

Core FFO	$40,300	$43,850

Annual Core FFO/share	$1.13	$1.22

Average Shares	35,800	35,800

Average Occupancy	84%	86%
Same Property NOI growth (accrual)	(2.0)%	1.0%
Snow Removal Expense, net of tenant reimbursements	$(1,500)	$(1,000)
Bad Debt Expense	(2,500)	(1,500)
Acquisitions and Dispositions(2)	—	—

(1)	The Company deconsolidated RiversPark I on January 1, 2010.

(2)	While the Company expects to complete acquisitions and dispositions throughout 2010, it has not included the effects of any transactions in its guidance given the uncertainty as to their amount, nature and timing. The Company’s guidance also excludes any potential gains, losses or asset impairments associated with property dispositions.

Guidance Range for 2010	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.17)	$(0.08)
Real estate depreciation and income attributable to noncontrolling interests per diluted share	1.30	1.30

Core FFO per diluted share	$1.13	$1.22

Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Friday, April 30, 2010 at 9:00 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (877) 407-0789 or (201) 689-8562 for international participants. A replay of the conference call will be available through midnight ET on May 14, 2010, by dialing (877) 660-6853 or (201) 612-7415 for international callers, and entering account number 3055 and confirmation number, 347251 when prompted for the pass code.
A live broadcast of the conference call will be available online and can be accessed from the Investor Information page of the Company’s website, www.first-potomac.com, on Friday, April 30, 2010, beginning at 9:00 a.m. ET. An online replay will be available on the above site shortly after the call and will continue for 90 days.
Annual Meeting of Shareholders
First Potomac Realty Trust will hold its Annual Meeting of Shareholders on Thursday, May 20, 2010, at 11:00 a.m. ET at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 11th Floor, Bethesda,

Maryland, for shareholders of record as of March 15, 2010. The Company’s proxy statement was filed on April 6, 2010 with the Securities and Exchange Commission.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office parks, business parks and industrial properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 12 million square feet. The Company’s largest tenant is the U.S. Government, which along with government contractors, accounts for approximately 20% of the Company’s revenue.
Non-GAAP Financial Measures
Funds from Operations — Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures and gains or losses on the sale of property. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint venture. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.
Core FFO — The computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, acquisition costs, which due to changes in accounting pronouncements are now recorded in general and administrative expenses, and impairments to real estate assets. The Company provides a reconciliation of FFO to Core FFO.
NOI — The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, developing, redeveloping and operating industrial properties and business parks, and provides a prospective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.
Same-Property NOI — Same Property Net Operating Income (“Same Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods presented, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same Property NOI to net income from its consolidated statements of operations is presented below. The Same Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Rental	$27,425	$26,742
Tenant reimbursements and other	7,860	6,528

Total revenues	35,285	33,270

Operating expenses:
Property operating	10,185	8,144
Real estate taxes and insurance	3,382	3,268
General and administrative	3,728	2,956
Depreciation and amortization	9,985	9,963

Total operating expenses	27,280	24,331

Operating income	8,005	8,939

Other expenses (income):
Interest expense	8,861	8,327
Interest and other income	(115)	(138)
Equity in losses of affiliates	38	7
Contingent consideration charge	710	—
Gains on early retirement of debt	—	(4,339)

Total other expenses	9,494	3,857

(Loss) income from continuing operations	(1,489)	5,082

Discontinued operations:
(Loss) income from operations of property held for sale	(719)	56

Net (loss) income	(2,208)	5,138

Less: Net loss (income) attributable to noncontrolling interests in the Operating Partnership	49	(141)

Net (loss) income attributable to common shareholders	$(2,159)	$4,997

Depreciation and amortization:
Real estate assets	9,985	9,963
Discontinued operations	152	83
Unconsolidated joint ventures	114	14
Consolidated joint ventures	—	(373)
Net (loss) income attributable to noncontrolling interests	(49)	141

Funds from operations (FFO)	$8,043	$14,825

Acquisition costs	19	—
Gains on early retirement of debt	—	(4,339)
Contingent consideration charge	710	—
Impairment of real estate asset	565	—

Core FFO	$9,337	$10,486

Net (loss) income attributable to common shareholders per share — basic and diluted:
(Loss) income from continuing operations	$(0.05)	$0.18
(Loss) income from discontinued operations	(0.03)	—

Net (loss) income	$(0.08)	$0.18

Weighted average common shares outstanding — basic	30,560	26,999
Weighted average common shares outstanding — diluted	30,560	27,029

FFO per share — basic and diluted	$0.26	$0.53
Core FFO per share — diluted	$0.30	$0.38

Weighted average common shares and units outstanding — basic	31,292	27,772
Weighted average common shares and units outstanding — diluted	31,489	27,801

FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets:
Rental property, net	$960,987	$987,475
Assets held for sale	7,743	—
Cash and cash equivalents	11,240	9,320
Escrows and reserves	9,174	9,978
Accounts and other receivables, net of allowance for doubtful accounts of $2,388 and $2,346, respectively	7,944	7,049
Accrued straight-line rents, net of allowance for doubtful accounts of $1,119 and $1,185, respectively	11,501	10,915
Investment in affiliates	3,218	1,819
Deferred costs, net	20,632	21,208
Prepaid expenses and other assets	5,083	6,625
Intangible assets, net	17,721	20,103

Total assets	$1,055,243	$1,074,492

Liabilities:
Mortgage loans	$290,069	$301,463
Exchangeable senior notes, net	48,950	48,718
Senior notes	75,000	75,000
Secured term loans	60,000	60,000
Unsecured revolving credit facility	77,000	159,900
Financing obligation	—	5,066
Accounts payable and other liabilities	15,459	16,419
Accrued interest	3,915	2,072
Rents received in advance	7,034	7,267
Tenant security deposits	4,932	5,235
Deferred market rent, net	5,518	6,008

Total liabilities	587,877	687,148

Noncontrolling interests in the Operating Partnership (redemption value of $11,009 and $9,207, respectively)	11,009	9,585
Shareholders’ equity:
Common shares, $0.001 par value, 100,000 shares authorized; 37,069 and 30,589 shares issued and outstanding, respectively	37	31
Additional paid-in capital	603,999	517,940
Accumulated other comprehensive loss	(1,072)	(1,879)
Dividends in excess of accumulated earnings	(146,607)	(138,333)

Total shareholders’ equity	456,357	377,759

Total liabilities, noncontrolling interests and shareholders’ equity	$1,055,243	$1,074,492

FIRST POTOMAC REALTY TRUST
Same-Property Analysis
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Same-Property NOI(1)

Total base rent	$26,179	$25,962
Tenant reimbursements and other	7,089	6,077
Property operating expenses	(9,470)	(7,550)
Real estate taxes and insurance	(3,207)	(3,200)

Same-Property NOI — accrual basis(2)	20,591	21,289

Straight-line revenue, net	(126)	(69)
Deferred market rental revenue, net	(399)	(402)

Same-Property NOI — cash basis	$20,066	$20,818

Weighted average occupancy	85.3%	86.7%

Change in same-property NOI — accrual basis	(3.3)%
Change in same-property NOI — cash basis	(3.6)%

Changes in Same-Property NOI — accrual basis
Rental revenue increase	$217
Tenant reimbursements and other increase	1,012
Expense increase	(1,927)

	$(698)

Same-property percentage of total portfolio (sf)	95.4%

	Three months Ended March 31,
	2010	2009
Reconciliation of Consolidated NOI to Same-property NOI

Total revenues	$35,285	$33,270
Property operating expenses	(10,185)	(8,144)
Real estate taxes and insurance	(3,382)	(3,268)

NOI	21,718	21,858
Less: Non-same property NOI(3)	(1,127)	(569)

Same-property NOI — accrual basis(2)	20,591	21,289

Straight-line revenue, net	(126)	(69)
Deferred market rental revenue, net	(399)	(402)

Same-property NOI — cash basis	$20,066	$20,818

	Three Months Ended	Percentage of
	March 31, 2010	Base Rent
Change in Same-Property NOI by Region
Maryland	(8.5)%	33%
Northern Virginia	0.7%	31%
Southern Virginia	(2.0)%	36%

Change in Same-Property NOI by Property Type(4)
Business Park	(5.7)%	69%
Industrial	0.7%	27%
Office	1.6%	4%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Deer Park, RiversPark I and II, Cloverleaf Center and Ashburn Center.

(2)	Excluding snow and ice removal costs, same-property NOI decreased 0.6% for the three months ended March 31, 2010.

(3)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

(4)	Does not include one retail property.